CERTIFICATIONS OF CEO AND CFO PURSUANT TO

18 U.S.C. § 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q/A of Kandi Technologies, Corp. (the “Company”) for the quarterly period ending June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Hu Xiaoming, President and Chief Executive Officer of the Company, and Zhu Xiaoying, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Hu Xiaoming
Hu Xiaoming
President and Chief Executive Officer

/s/ Zhu Xiaoying
Zhu Xiaoying
Chief Financial Officer

July 29, 2011